Exhibit F-1

                            FRIDAY, ELDREDGE & CLARK

 HERSCHEL H. FRIDAY (1922-      A PARTNERSHIP OF
 1994)                           INDIVIDUALS AND        CLYDE "TAB" TURNER,
 ROBERT V. LIGHT, P.A.      PROFESSIONAL ASSOCIATIONS   P.A.
 WILLIAM H. SUTTON, P.A.                                CALVIN J. HALL, P.A.
 JAMES W. MOORE                 ATTORNEYS AT LAW        SCOTT J. LANCASTER,
 BYRON M. EISEMAN, JR.,                                 P.A.
 P.A.                         2000 FIRST COMMERCIAL     JERRY L. MALONE, P.A.
 JOE D. BELL, P.A.                  BUILDING            M. GAYLE CORLEY, P.A.
 JOHN C. ECHOLS, P.A.                                   ROBERT B. BEACH, JR.,
 JAMES A. BUTTRY, P.A.          400 WEST CAPITOL        P.A.
 FREDERICK S. URSERY,                                   J. LEE BROWN, P.A.
 P.A.                         LITTLE ROCK, ARKANSAS     JAMES C. BAKER, JR.,
 H.T. LARZELERE, P.A.              72201-3493           P.A.
 OSCAR E. DAVIS, JR.,                                   H. CHARLES GSCHWEND,
 P.A.                        TELEPHONE 501-376-2011     JR., P.A.
 JAMES C. CLARK, JR.,                                   HARRY A. LIGHT, P.A.
 P.A.                         FAX NO. 501-376-2147      SCOTT H. TUCKER, P.A.
 THOMAS P. LEGGETT, P.A.                                JOHN CLAYTON RANDOLPH,
 JOHN DEWEY WATSON, P.A.                                P.A.
 PAUL B. BENHAM III, P.A.                               GUY ALTON WADE, P.A.
 LARRY W. BURKS, P.A.           November 17, 1995       PRICE C. GARDNER, P.A.
 A. WYCKLIFF NISBET, JR.,                               J. MICHAEL PICKENS
 P.A.                                                   TONIA P. JONES
 JAMES EDWARD HARRIS,                                   DAVID D. WILSON
 P.A.                                                   JEFFREY H. MOORE
 J. PHILLIP MALCOM, P.A.                                ANDREW T. TURNER
 JAMES M. SIMPSON, P.A.                                 DAVID M. GRAF
 MEREDITH P. CATLETT,                                   CARLA G. SPAINHOUR
 P.A.                                                   JOHN C. FENDLEY, JR.
 JAMES M. SAXTON, P.A.                                  ALLISON GRAVES
 J. SHEPHERD RUSSELL III,                               JONANN C. ROOSEVELT
 P.A.                                                   R. CHRISTOPHER LAWSON
 DONALD H. BACON, P.A.                                  GREGORY D. TAYLOR
 WILLIAM THOMAS BAXTER,                                 TONY L. WILCOX
 P.A.                                                   FRAN C. HICKMAN
 WALTER A. PAULSON II,                                  BETTY J. DEMORY
 P.A.                                                   BARBARA J. RAND
 BARRY E. COPLIN, P.A.                                  JAMES W. SMITH
 RICHARD D. TAYLOR, P.A.                                CLIFFORD W. PLUNKETT
 JOSEPH B. HURST, JR.,                                  WILL BOND
 P.A.                                                   DANIEL L. HERRINGTON
 ELIZABETH ROBBEN MURRAY,
 P.A.
 CHRISTOPHER HELLER, P.A.
 LAURA HENSLEY SMITH,
 P.A.
 ROBERT S. SHAFER, P.A.
 WILLIAM M. GRIFFIN III,                                          COUNSEL
 P.A.
 THOMAS N. ROSE, P.A.
 MICHAEL S. MOORE, P.A.
 DIANE S. MACKEY, P.A.
 WALTER M. EBEL III, P.A.
 KEVIN A. CRASS, P.A.                                   WILLIAM J. SMITH
 WILLIAM A. WADDELL, JR.,                               WILLIAM A. ELDREDGE,
 P.A.                                                   JR., P.A.
                                                        B.S. CLARK
                                                        WILLIAM L. TERRY, P.A.
                                                        WILLIAM L. PATTON, JR.,
                                                        P.A.

                                                        WRITER'S DIRECT NO.

                                                        (501) 370-1517


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

      Referring to the Application-Declaration on Form U-1, as amended (File No. 70-8723)(hereinafter referred to as the
"Application-Declaration"), filed with the Securities and Exchange Commission ("Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act"), by Arkansas Power & Light Company ("Company") contemplating, among other things, the issuance and sale by the Company, through one or more newly-organized special purpose subsidiaries of the Company, of one or more series of preferred securities of such subsidiary having a stated liquidation preference ("Entity Interests") in an aggregate amount not to exceed $200,000,000, where the issuance shall involve the issuance of one or more series of the Company's junior subordinated debentures ("Entity Subordinated Debentures") under an Entity Subordinated Debenture Indenture to such special purpose subsidiary, each series of such Entity Subordinated
Debentures in an amount not to exceed the amount of the respective series of Entity Interests plus an equity contribution by the Company, and where the payment of distributions and amounts due upon liquidation of such special purpose subsidiary or redemption of the Entity Interests may be guaranteed by the Company, all as more fully described in said Application-Declaration, we advise as follows:

          1. The Company is a corporation validly organized and existing under the laws of the State of Arkansas.

          2.     All   action   necessary  to  make   valid   the
          participation   by   the  Company   in   the   proposed
          transactions described above will have been taken when:

                     (a)   the Application-Declaration shall have
               been granted and permitted to become effective in accordance with the applicable provisions of the Act;

                    (b)  appropriate final action shall have been
               taken   by  the  Board  of  Directors  and/or   an
               Authorized Officer of the Company with respect to the proposed transactions;

                      (c)    the  Entity  Subordinated  Debenture
               Indenture and each of the other agreements referred to in the Application-Declaration related to said proposed transactions shall have been duly executed and delivered by each of the proposed parties thereto; and

                    (d) the Entity Subordinated Debentures shall have been appropriately issued and delivered for the consideration contemplated.

          3. When the foregoing steps shall have been taken and in the event said proposed transactions are otherwise consummated (i) in accordance with the Application-
          Declaration  and  the related order or  orders  of  the
          Commission, (ii) within the limits specified in the Company's Amended and Restated Articles of Incorporation, as amended, and (iii) in accordance with appropriate resolutions of the Board of Directors of the Company and certificates of Authorized Officer(s) of the Company:

                     (a)   all  state laws which  relate  or  are
               applicable to the participation by the Company in the proposed transactions described above (other than so-called "blue-sky" laws or similar laws, upon which we do not pass herein) will have been complied with;

                     (b)  the Entity Subordinated Debentures will
               be valid and binding obligations of the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights; and

                      (c)    the  consummation  of  the  proposed
               transactions by the Company will not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

     We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other state. In giving this opinion, we have relied, as to all matters governed by the laws of the State of New York, upon an opinion of even date herewith addressed to you by Reid & Priest LLP, which is to be filed as an exhibit to the Application-Declaration.

      We hereby consent to the use of this opinion as an exhibit to the Application-Declaration.

                              Very truly yours,



                              FRIDAY, ELDREDGE & CLARK